EXHIBIT 21.1

SUBSIDIARIES OF HOME LOAN SERVICING SOLUTIONS, LTD.
AS OF DECEMBER 31, 2014

Name of Subsidiary	Jurisdiction of Incorporation
HLSS Luxco 1A S.à r.l. (1)	Luxembourg
HLSS Luxco 2A S.à r.l. (2)	Luxembourg
HLSS Luxco 3A S.à r.l. (3)	Luxembourg
HLSS Roswell, LLC (3)	Delaware
HLSS Holdings, LLC (4)	Delaware
HLSS Management, LLC (5)	Delaware
HLSS Servicer Advance Facility Transferor, LLC (5)	Delaware
HLSS Servicer Advance Facility Transferor II, LLC (5)	Delaware
HLSS Servicer Advance Receivables Trust (6)	Delaware
HLSS Servicer Advance Receivables Trust II (7)	Delaware
HLSS Luxco 1B S.à r.l. (1)	Luxembourg
HLSS Luxco 2B S.à r.l. (8)	Luxembourg
HLSS (Cayman) Finco Ltd (8)	Cayman Islands
HLSS SEZ LP (9)	Cayman Islands
HLSS Mortgage LP (10)	Cayman Islands
HLSS Mortgage Master Trust (11)	Delaware
HLSS Mortgage Master Trust II (11)	Delaware

(1)	A subsidiary of Home Loan Servicing Solutions, Ltd.

(2)	A subsidiary of HLSS Luxco 1A S.à r.l.

(3)	A subsidiary of HLSS Luxco 2A S.à r.l.

(4)	A subsidiary of HLSS Roswell, LLC.

(5)	A subsidiary of HLSS Holdings, LLC.

(6)	A subsidiary of HLSS Servicer Advance Facility Transferor, LLC.

(7)	A subsidiary of HLSS Servicer Advance Facility Transferor II, LLC.

(8)	A subsidiary of HLSS Luxco 1B S.à r.l.

(9)	A subsidiary of HLSS Luxco 2B S.à r.l. (100%) and HLSS (Cayman) Finco Ltd (non-economic interest).

(10)	A subsidiary of HLSS SEZ LP (100%) and HLSS (Cayman) Finco Ltd (non-economic interest).

(11)	A subsidiary of HLSS Mortgage LP.